Exhibit 10.71
FIFTH AMENDMENT TO OEM PURCHASE AGREEMENT
     This Fifth Amendment (the “Amendment”) is made as of September 7, 2007, by and between Cardiac Science Corporation, a Delaware corporation f/k/a Cardiac Science, Inc. (“Supplier” or “Cardiac Science” or “CSC”), a medical device developer and manufacturer of automated external defibrillators having its principal place of business at 3303 Monte Villa Parkway, Bothell, Washington, USA 98021, and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation d/b/a GE Healthcare (“GEMS-IT”), having its principal place of business at 8200 W. Tower Avenue, Milwaukee, WI 53223.
W I T N E S S E T H:
     WHEREAS, CSC and GEMS-IT are parties to that certain OEM Purchase Agreement dated July 29, 2003 (“Initial OEM Purchase Agreement”), as amended by (i) Amendment One thereto dated August 10, 2004 (“Amendment One”), (ii) Second Amendment thereto dated February 14, 2005 (“Amendment Two”), (iii) Third Amendment thereto dated June 10, 2005 (“Amendment Three”), and (iv) Fourth Amendment thereto dated October 20, 2006 (“Amendment Four”). The Initial OEM Purchase Agreement, Amendment One, Amendment Two, Amendment Three, and Amendment Four are collectively referred to herein as the “OEM Purchase Agreement”.
     WHEREAS, CSC and GEMS-IT desire to supplement and further amend the OEM Purchase Agreement as set forth herein.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     1. Construction. Except as provided in this Amendment, the terms and conditions set forth in the OEM Purchase Agreement shall remain unaffected by the execution of this Amendment. To the extent any provisions or terms set forth in this Amendment conflict with the terms set forth in the OEM Purchase Agreement, the terms set forth in this Amendment shall govern and control. Terms not otherwise defined herein, shall have the meanings set forth in the OEM Purchase Agreement. This Amendment amends the OEM Purchase Agreement and not that certain OEM Purchase and Supply Agreement entered into by the parties on July 29, 2003.
2. Additional Definitions. As used herein:
“Transistor/Resistor Issue” refers to [**].
“Software Solution” refers to software developed by CSC that when loaded into the OEM Product will alert the user that the OEM Product has failed as a result of the Transistor/Resistor Issue. A high level description of the Software Solution is attached hereto as Exhibit E.
“Replacement Costs” refers to the costs of replacement or repairing an OEM Product unit damaged as a result of the Transistor/Resistor Issue, as set forth on Exhibit G.
“Supplemental Customer Instructions” refers to written instructions developed by GEMS-IT and approved by CSC, and attached hereto as Exhibit F, which explains the Transistor/Resistor Issue and the Software Solution to customers.
     3. Implementation of Software Solution. CSC has completed development of the Software Solution. GEMS-IT is in the process of evaluating the OEM Products with the Software Solution, which evaluation will include Verification and Validation Testing, a

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

pilot test phase using up to [**] units in various locations worldwide, satisfactory completion of a field audit of CSC’s facility in Lake Forest, California, finalization of the Supplemental Customer Instructions, full GEMS-IT regulatory approval to release the OEM Products for commercial sale and achievement of any other steps needed to complete the GEMS-IT Milestone known as M-4 Qualification. The date on which all steps of this evaluation process, including achievement of M-4 Qualification, shall have been successfully completed in their entirety shall be designated the First Delivery Date for all purposes under the OEM Delivery Agreement.
     4. Commercial Sales. In addition to all other product literature that accompanies each OEM Product unit, each customer shall be provided with a copy of the Supplemental Customer Instructions. In the event any such customer advises GEMS-IT that the customer uses a Hellige energy delivery lamp tester, GEMS-IT will offer to replace each such tester with a new tester (CS 301) at no charge to the customer. GEMS-IT and CSC will share equally (on a 50/50 basis) the cost of each new tester, not to exceed [**] per unit, or [**] for each Party. GEMS-IT will control when and where it is appropriate to offer to replace a Hellige tester with a new tester, but GEMS-IT will not offer more than one new tester for each Hellige tester being replaced.
     5. Replacing Damaged Units. For OEM Product units that are reported by customers to have been damaged as a result of the Transistor/Resistor Issue, the Parties will use the following process:
(a)	GEMS-IT will be responsible for all communications with the customer.

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Until cumulative Replacement Costs exceed $[**], GEMS-IT will consult with CSC but will retain full discretion as to whether a unit should be repaired or replaced without charge to the customer.

(c)	After cumulative Replacement Costs exceed $[**], GEMS-IT will not repair or replace a unit without charging the customer for the full Replacement Costs unless CSC gives its prior written consent to incurring such Replacement Costs, or, absent such consent, if GEMS-IT elects in its sole discretion to absorb any Replacement Costs not paid by the customer.

(d)	GEMS-IT will bear [**]% of the first $[**] of Replacement Costs, and CSC will bear [**]%. Replacement Costs in excess of the first $[**] will be borne [**]% by GEMS-IT and [**]% by CSC.

(e)	If customer complaints relating to the Transistor/Resistor Issue result in repair or replacement of units at more than [**] individual customer locations cumulatively over any two consecutive calendar quarters, then the Parties agree to renegotiate in good faith GEMS-IT’s minimum purchase obligations under the OEM Purchase Agreement, taking into account the impact of the Transistor/Resistor Issue. If the Parties cannot agree on the adjusted minimum purchase obligations within 120 days after the commencement of negotiations, then either Party may initiate arbitration proceedings pursuant to Section 21.13 of the OEM Purchase Agreement.

(f)	In the event GEMS-IT provides loaner units to customers whose units cannot be repaired or replaced on a timely basis as reasonably determined by GEMS-IT, CSC shall provide such loaner units at no charge to GEMS-IT or the customer.

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     6. Indemnification. CSC shall defend, indemnify, and hold harmless GEMS-IT and its Affiliates from and against any losses, expenses, and liability to third parties (including attorney fees) for any and all claims of personal injury and/or damages arising out of the Transistor/Resistor Issue, provided that: (a) GEMS-IT promptly notifies CSC in writing of any claim or threatened claim against GEMS-IT and its Affiliates, provided that delay in notification shall not affect CSC’s indemnification obligations hereunder except to the extent that such delay prejudices CSC’s ability to defend such claim; (b) in the case of claims seeking solely monetary relief, GEMS-IT and its Affiliates permit CSC to have sole control of the defense and settlement of such claim or threatened claim with legal counsel selected by CSC but subject to GEMS-IT’s approval, which will not be unreasonably withheld (provided that CSC shall not enter into any settlement that does not include a general release of all claims against GEMS-IT and its Affiliates, or that includes any admission of liability on the part of GEMS-IT or any of its Affiliates, or that otherwise adversely affects GEMS-IT and its Affiliates without GEMS-IT’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned); (c) in the case of claims seeking injunctive or other equitable relief, CSC shall not have the right to control the defense and settlement of such claims without the consent of GEMS-IT in its sole discretion, and GEMS-IT shall have no obligation to consent to any settlement that includes injunctive relief applicable to GEMS-IT or any of its Affiliates and (d) GEMS-IT and its Affiliates reasonably cooperate with CSC in connection with such matters,. The indemnification provided in this Section shall not apply to any claim to the extent it results from any modifications of the OEM Products made by GEMS-IT or any third party without CSC’s authorization or consent. CSC’s agreement to provide a defense under this Section

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

includes the hiring of counsel; therefore, costs and expenses to be borne by CSC do not include separate attorneys’ fees incurred by GEMS-IT and its Affiliates in defense of any claim after CSC has acknowledged its indemnification obligation with respect to such claim and has properly assumed the defense thereof in accordance with the terms hereof, or unless CSC has requested in writing the additional assistance of counsel.
     7. Revised Pricing. Exhibit C as attached to Amendment Four is hereby superseded and replaced by the revised Exhibit C attached hereto.
     8. Governing Law. The validity, construction, performance and enforceability of this Amendment shall be governed in all respects by the laws of the State of New York, without reference to the choice-of-law provisions thereof.
     9. Counterparts; Facsimile. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.
     10. Severability. In the event any provision of this Amendment shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Amendment shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Amendment or unless the invalid or unenforceable provisions comprise an integral part of, or in inseparable from, the remainder of this Amendment. If this Amendment continues in full force and effect as provided above, the parties shall replace

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.
     11. Interpretation. This Amendment has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Amendment. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Amendment against the party that has drafted it is not applicable and is waived. The provisions of this Amendment shall be interpreted in a reasonable manner to effect the purposes of the parties and this Amendment.
     12. Entire Agreement. The terms of this Amendment are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.
     13. Headings. The article and section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.
      IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their thereunto duly authorized representatives as of the date first above written.

Cardiac Science Corporation		GE Medical Systems Information Technologies, Inc.

By:	/s/ Allan Criss	By:	/s/ Matthias Weber

Name: Allan Criss		Name: Matthias Weber
Title: Senior Vice President, Sales, Marketing and Service, North America		Title	: Vice President & General Manager Cardiology Systems

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C
Supplier’s Prices

	Responder 2000	Powerheart ECD
GEMS-IT OEM Products	Price	Price

OEM Product basic version package	$[**]	$[**]

OEM Product pacing version package	$[**]	$[**]

OEM Product pacing & SpO2 version package	$[**]	$[**]
Each Responder 2000 package includes one (1) each of:
•	OEM Product defibrillator

•	Pair of external defibrillation paddles

•	Rechargeable battery

•	Roll of Thermal Paper

•	User Manual
Each Powerheart ECD package includes one (1) each of:
•	OEM Product defibrillator

•	Pair of external defibrillation paddles

•	Power Cord

•	Rechargeable battery

•	Roll of Thermal Paper

•	User Manual
Powerheart ECD pricing includes provision of a [**] year warranty, while Responder 2000 pricing includes provision of a [**] year warranty.
Powerheart ECD pricing includes a $[**] Kitting Fee for Supplier stocking and kitting of optional accessories to be bundled with the OEM Product package. This Kitting Fee is included in the Powerheart ECD price regardless of whether a specific purchase order requires optional accessories. Optional accessories are to be purchased from the GEMS-IT approved suppliers at GEMS-IT pricing and inventoried at the Supplier. These accessories will be listed on the Purchase Order from GEMS-IT at the time of customer order and Supplier will be reimbursed for the cost of the items, without additional mark-up, according to the terms and conditions of the agreement. At its sole discretion, GEMS-IT may choose to take over this kitting responsibility from Supplier after first giving Supplier (90) days notice of its intent, at which time the Kitting Fee would be

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

removed from the Powerheart ECD product price. Kitting of optional accessories is not provided by Supplier for the Responder 2000.
Responder 2000 Power Cords will be purchased by GEMS-IT from the Supplier, at a price of $[**] each. Responder 2000 Power Cord purchase orders will be placed as bulk orders separate from OEM Product purchase orders. Kitting of the correct power cord for a Responder 2000 customer order will be the responsibility of GEMS-IT.

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E
High Level Description of Software Solution
See attached document entitled “Exhibit E — Overview”. References in the attachment to “Responder 2000” or “R2K” shall include all OEM Products.

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E — Overview
[**]

[**]	Designates information (3 pages) that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F
Supplemental Customer Instructions
See attached documents entitled “Technical Bulletin” and “Additional Information for Pilot Shipment Customers”. References in the attachment to “Responder 2000” shall include all OEM Products.

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Technical Bulletin
[**]

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Additional Information for Pilot Shipment Customers

GE Medical Systems Information Technologies
Additional information for Pilot Shipment Customers
Keep this with your Operator’s Manual Responder 2000 (2026116-001, -008)
(English / German)
ECG Monitoring
PRECAUTION: Electrosurgery equipment may cause interference in the Responder 2000 if operated on or nearby the patient. Disconnect Responder 2000 from the patient before using electrosurgery equipment.
Printing
Storage Instructions for GE Thermal Recording Paper 2026327-001
To avoid deterioration or fading of patient data and traces, follow these precautions:
-	Store in cool, dark and dry locations.

Temperature must be below 77°F (25°C). Relative humidity must be between 45% and 65%.

-	Avoid exposure to bright light or UV sources such as sunlight, fluorescent, and similar lighting.

-	Store separately in manilla folder to assure maximum trace and patient data image life.

-	Do not store with carbon and carbon- less forms, plastic document protectors, or pressure sensitive tapes or labels.
The image lifetime under these conditions is 5 years.
Recommended Maintenance and Care
Safety Technical Inspections
The manufacturer of the Responder 2000 does not require periodic inspection nor maintenance of the product in addition to that indicated in the Operators Manual. However, local regulations may require periodic inspection and maintenance of such medical devices.
To assist in meeting these requirements, inspection and maintenance of the Responder 2000 can be carried out by GE Medical Systems within the framework of a service contract.

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PRECAUTION: Do not shock into devices with highly non-linear resistance versus the voltage, (e.g. an overvoltage protector). This may damage the Responder 2000.
Do not use the HELLIGE Test Lamp 301 495 00 for testing. This test lamp includes an overvoltage protector. Shocking into it may damage the Responder 2000.
HELLIGE Test Lamp
Contact Information / Customer Service
Responder 2000 is manufactured by:
Manufacturing: Cardiac Science Corporation
500 Burdick Parkway
Deerfield, WI 53531, USA
Authorized European Representative:
MDSS GmbH
Schiffgraben 41
D-30175 Hannover
Germany
Tel: +49 511 62 62 86 30
Fax: +49 511 62 62 86 33

   0086
Distributor:
GE Medical Systems Information Technologies, Inc.
8200 West Tower Avenue, Milwaukee, WI 53223 USA
Tel.: 800 558 7044 (USA only)
Fax: 800 421 6841
Canada Tel: 800 668 0732
GE Medical Systems Information Technologies GmbH
Munzinger Str. 3, D-79111 Freiburg, Germany
Tel.: +49 761 4543 0
Fax: +49 761 4543 233

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G
Replacement Costs
Replacement Costs are as follows:
Domestic Customers (located in the United States and Canada)
•	$[**] per unit for each domestic unit repaired plus up to 1 1/2 (1.5) hours of labor at CSC’s prevailing hourly rate (currently $[**] per hour).

•	$[**] per unit for each unit replaced.

•	Costs associated with shipping the repaired or replaced unit from CSC back to GEMS-IT at any location designated by GEMS-IT.

•	$[**] per unit for costs incurred by GEMS-IT for shipping units to and from the customer location and to CSC, handling and other logistics.
International Customers
•	$[**] per unit for each international unit repaired. For all international repairs, CSC will ship the part (Item #2029882-001 — “Therapy Board with Cable Kit”) to GEMS-IT and GEMS-IT will be responsible for performing the repair service with up to 1 1/2 (1.5) hours of labor at GEMS-IT’s prevailing hourly rate (currently €[**] per hour).

•	$[**] per unit for each unit replaced.

•	Costs associated with shipping the repaired or replaced unit from CSC back to GEMS-IT at any location designated by GEMS-IT.

•	$[**] per unit for costs incurred by GEMS-IT for shipping units to and from the customer location and to CSC, handling and other logistics.

[**]	Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.